Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:
Katie Strohacker, Director, Investor Relations
(617) 796-8232

Hospitality Properties Trust Announces Third Quarter 2015 Results

Normalized FFO of $0.99 Per Share for Third Quarter, Up 15.1% Year Over Year

Third Quarter Adjusted EBITDA Growth of 13.0% Year Over Year

Third Quarter Comparable Hotel RevPAR Growth of 7.8% Year Over Year

Newton, MA (November 9, 2015).  Hospitality Properties Trust (NYSE: HPT) today announced its financial results for the quarter and nine months ended September 30, 2015, compared to the results for the prior year comparable periods:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014

	($ in thousands, except per share and RevPAR data)

Net income available for common shareholders	$56,019	$44,031	$170,414	$125,164
Net income available for common shareholders per share (basic and diluted)	$0.37	$0.29	$1.13	$0.84
Adjusted EBITDA (1)	$192,713	$170,505	$551,167	$497,432
Adjusted EBITDA growth	13.0%	—	10.8%	—
Normalized FFO available for common shareholders (1)	$149,692	$129,158	$422,580	$371,905
Normalized FFO available for common shareholders per share (diluted) (1)	$0.99	$0.86	$2.80	$2.48

Portfolio Performance
Comparable hotel RevPAR	$97.59	$90.54	$93.92	$85.80
Comparable hotel RevPAR growth	7.8%	—	9.5%	—
RevPAR (all hotels)	$97.18	$90.85	$93.78	$85.97
RevPAR growth (all hotels)	7.0%	—	9.1%	—
Coverage of HPT’s minimum returns and rents for hotels	1.17x	1.08x	1.13x	0.98x
Coverage of HPT’s minimum rents for travel centers	1.75x	1.79x	1.80x	1.70x

(1)         Reconciliations of net income available for common shareholders determined in accordance with U.S. generally accepted accounting principles, or GAAP, to funds from operations, or FFO, and Normalized FFO available for common shareholders, and net income to earnings before interest, taxes, depreciation and amortization, or EBITDA, and EBITDA as adjusted, or Adjusted EBITDA, for the three and nine month periods ended September 30, 2015 and 2014 appear later in this press release.

A Maryland Real Estate Investment Trust with transferable shares of beneficial interest listed on the New York Stock Exchange. No shareholder, Trustee or officer is personally liable for any act or obligation of the Trust.

John Murray, President and Chief Operating Officer of HPT, made the following statement regarding today’s announcement:

“We are pleased with the continued strong performance from our hotel and travel center portfolios this quarter which resulted in Normalized FFO per share growth of 15.1% and Adjusted EBITDA growth of 13.0%.  Our comparable hotel RevPAR growth of 7.8% exceeded the hotel industry’s performance for the eleventh consecutive quarter. We were also active on the acquisition front this quarter, expanding both our travel center and hotel portfolios at prices we believe are attractive.”

Results for the Three and Nine Months Ended September 30, 2015 and Recent Activities:

•           Net Income Available for Common Shareholders: Net income available for common shareholders for the quarter ended September 30, 2015 was $56.0 million, or $0.37 per diluted share, compared to $44.0 million, or $0.29 per diluted share, for the quarter ended September 30, 2014.  The weighted average number of diluted common shares outstanding was 151.4 million for the quarter ended September 30, 2015 and 150.0 million for the quarter ended September 30, 2014.

Net income available for common shareholders for the nine months ended September 30, 2015 was $170.4 million, or $1.13 per diluted share, compared to $125.2 million, or $0.84 per diluted share, for the nine months ended September 30, 2014.  Net income available for common shareholders for the nine months ended September 30, 2015 includes an $11.0 million, or $0.07 per share, gain on the sale of real estate. The weighted average number of diluted common shares outstanding was 150.9 million for the nine months ended September 30, 2015 and 149.8 million for the nine months ended September 30, 2014.

•           Adjusted EBITDA: Adjusted EBITDA for the quarter ended September 30, 2015 compared to the same period in 2014 increased 13.0% to $192.7 million.

Adjusted EBITDA for the nine months ended September 30, 2015 compared to the same period in 2014 increased 10.8% to $551.2 million.

•           Normalized FFO available for common shareholders: Normalized FFO available for common shareholders for the quarter ended September 30, 2015 were $149.7 million, or $0.99 per diluted share, compared to Normalized FFO available for common shareholders for the quarter ended September 30, 2014 of $129.2 million, or $0.86 per diluted share.  The 15.1% increase in Normalized FFO available for common shareholders per diluted share is due primarily to the impact of HPT’s hotel and travel center acquisitions since July 1, 2014, the increase in returns realized due to the improvement in operating results at certain of HPT’s hotels, and increases in FF&E reserve income and deposits under HPT’s hotel agreements.

Normalized FFO available for common shareholders for the nine months ended September 30, 2015 were $422.6 million, or $2.80 per diluted share, compared to Normalized FFO available for common shareholders for the nine months ended September 30, 2014 of $371.9 million, or $2.48 per diluted share.

•           Comparable Hotel RevPAR:  For the quarter ended September 30, 2015 compared to the same period in 2014 for HPT’s 291 hotels that it owned continuously since July 1, 2014: average daily rate, or ADR, increased 6.3% to $122.14; occupancy increased 1.1 percentage points to 79.9%; and revenue per available room, or RevPAR, increased 7.8% to $97.59.

For the nine months ended September 30, 2015 compared to the same period in 2014 for HPT’s 290 comparable hotels that it owned continuously since January 1, 2014: ADR increased 7.5% to $121.50; occupancy increased 1.4 percentage points to 77.3%; and RevPAR increased 9.5% to $93.92.

•           RevPAR (all hotels):  For the quarter ended September 30, 2015 compared to the same period in 2014 for HPT’s 302 hotels: ADR increased 6.2% to $122.24; occupancy increased 0.6 percentage points to 79.5%; and RevPAR increased 7.0% to $97.18.

For the nine months ended September 30, 2015 compared to the same period in 2014 for HPT’s 302 hotels: ADR increased 7.2% to $121.63; occupancy increased 1.3 percentage points to 77.1%; and RevPAR increased 9.1% to $93.78.

•           Hotel Coverage of Minimum Returns and Rents: For the three months ended September 30, 2015, the aggregate coverage ratio of (x) total property level revenues minus FF&E reserve escrows, if any, and all property level expenses which are not subordinated to minimum returns and minimum rent payments to HPT to (y) HPT’s minimum returns and rents due from hotels increased to 1.17x from 1.08x for the three months ended September 30, 2014.

For the nine months ended September 30, 2015, the aggregate coverage ratio of (x) total property level revenues minus FF&E reserve escrows, if any, and all property level expenses which are not subordinated to minimum returns and minimum rent payments to HPT to (y) HPT’s minimum returns and rents due from hotels increased to 1.13x from 0.98x for the nine months ended September 30, 2014.

As of September 30, 2015, approximately 68% of HPT’s aggregate annual minimum returns and rents from its hotels were secured by guarantees or security deposits from HPT’s managers and tenants pursuant to the terms of HPT’s hotel operating agreements.

•           Recent Property Acquisition and Disposition Activities:  On July 23, 2015, HPT acquired nine extended stay hotels with 1,095 suites located in eight states for $85.0 million, excluding acquisition related costs.  HPT converted these hotels to the Sonesta ES Suites® hotel brand and added these hotels to its management agreement with Sonesta International Hotels Corporation, or Sonesta. HPT currently expects to spend approximately $45.0 million to upgrade these hotels to Sonesta ES Suites® brand standards.

On September 23, 2015, HPT acquired from TravelCenters of America LLC (NYSE: TA), or TA, two travel centers and certain assets at one travel center it leases to TA for an aggregate purchase price of $51.5 million, excluding acquisition related costs.

On October 27, 2015, HPT entered an agreement to acquire two extended stay hotels with 262 suites located in Cleveland, OH and Westlake, OH for an aggregate purchase price of $12.0 million.  HPT plans to convert these hotels to Sonesta ES Suites® hotel brand and add them to its management agreement with Sonesta.

On October 30, 2015, HPT acquired the land and certain improvements at a travel center located in Waterloo, NY it leased from a third party and subleased to TA for $15.0 million, excluding acquisition related costs.

Tenants and Managers: As of September 30, 2015, HPT had nine operating agreements with seven hotel operating companies for 302 hotels with 45,864 rooms, which represented 66% of HPT’s total annual minimum returns and rents.

•           Marriott Agreements: During the three months ended September 30, 2015, 122 hotels owned by HPT were operated by subsidiaries of Marriott International, Inc. (NASDAQ: MAR), or Marriott, under three agreements. HPT’s Marriott No. 1 agreement includes 53 hotels, and provides for annual minimum return payments to HPT of up to $68.3 million (approximately $17.1 million per quarter). Because there is no guarantee or security deposit for this agreement, the minimum returns HPT receives under this agreement are limited to available hotel cash flow after payment of operating expenses and funding of the FF&E reserve.  During the three months ended September 30, 2015, HPT realized returns under its Marriott No. 1 agreement of $20.2 million.  HPT’s Marriott No. 234 agreement includes 68 hotels and requires annual minimum returns to HPT of $106.2 million (approximately $26.6 million per quarter). During the three months ended September 30, 2015, HPT realized returns under its Marriott No. 234 agreement of $26.6 million.  During the three months ended September 30, 2015, HPT replenished the available security deposit under its Marriott No. 234 agreement by $3.7 million from its share of hotel cash flows in excess of the minimum returns due for the period.  At September 30, 2015, the available security deposit which HPT held to pay future payment shortfalls for the Marriott No. 234 agreement was $7.4 million and there was $30.7 million remaining under Marriott’s guaranty for up to 90% of the minimum returns due to HPT to cover future payment shortfalls after the available security deposit is depleted. HPT’s Marriott No. 5 agreement includes one resort hotel in Kauai, HI which is leased to Marriott on a full recourse basis. The contractual rent due to HPT for this hotel for the three months ended September 30, 2015 of $2.5 million was paid to HPT.

•           InterContinental Agreement: During the three months ended September 30, 2015, HPT realized returns and rents of $40.1 million under its agreement with subsidiaries of InterContinental Hotels Group, plc, or InterContinental, which includes 93 hotels and requires annual minimum returns/rent to HPT of $149.8 million (approximately $37.5 million per quarter).  During the three months ended September 30, 2015, HPT replenished the available security deposit by $5.0 million from its share of hotel cash flows in excess of the returns and rents due for the period.  At September 30, 2015, the available security deposit which HPT held to pay future payment shortfalls was $45.7 million.

•           Other Hotel Agreements: As of September 30, 2015, HPT’s remaining 87 hotels are operated under five agreements: one management agreement with Sonesta (31 hotels), requiring annual minimum returns of $81.4 million (approximately $20.4 million per quarter); one management agreement with a subsidiary of Wyndham Worldwide Corporation (NYSE: WYN), or Wyndham (22 hotels), requiring annual minimum returns of $27.8 million (approximately $7.0 million per quarter); one management agreement with a subsidiary of Hyatt Hotels Corporation (NYSE: H), or Hyatt (22 hotels), requiring annual minimum returns of $22.0 million (approximately $5.5 million per quarter); one management agreement with a subsidiary of Carlson Hotels Worldwide, or Carlson (11 hotels), requiring annual minimum returns of $12.9 million (approximately $3.2 million per quarter); and one lease with a subsidiary of Morgans Hotel Group Co. (NASDAQ: MHGC) (1 hotel) requiring annual minimum rent of $7.6 million (approximately $1.9 million per quarter). Minimum returns and rents due HPT are partially guaranteed under the Wyndham, Hyatt and Carlson agreements. There is no guarantee or security deposit for the Sonesta agreement and the minimum returns HPT receives under this agreement are limited to available hotel cash flow after payment of operating expenses.  The payments due to HPT under these agreements for the three months ended September 30, 2015 were paid to HPT.

•           Travel Center Agreements:  As of September 30, 2015, HPT had five leases with TA for 193 travel centers located along the U.S. Interstate Highway system requiring aggregate annual minimum rents of $253.9 million ($63.5 million per quarter), which represent 34% of HPT’s total annual minimum returns and rents. As of September 30, 2015, all payments due to HPT from TA under these leases were current.

For the three months ended September 30, 2015, the aggregate coverage ratio of (x) total cash flow at the leased travel centers available to pay HPT’s minimum rent due from TA to (y) HPT’s minimum rent due from TA decreased to 1.75x from 1.79x for the three months ended September 30, 2014.  For the nine months ended September 30, 2015, the aggregate coverage ratio of (x) total cash flow at the leased travel centers available to pay HPT’s minimum rent due from TA to (y) HPT’s minimum rent due from TA increased to 1.80x from 1.70x for the nine months ended September 30, 2014.

Conference Call:

On Monday, November 9, 2015, at 1:00 p.m. Eastern Time, John Murray, President and Chief Operating Officer, and Mark Kleifges, Treasurer and Chief Financial Officer, will host a conference call to discuss the results for the quarter ended

September 30, 2015. The conference call telephone number is (877) 329-3720.  Participants calling from outside the United States and Canada should dial (412) 317-5434.  No pass code is necessary to access the call from either number.  Participants should dial in about 15 minutes prior to the scheduled start of the call.  A replay of the conference call will be available through Monday, November 16, 2015.  To hear the replay, dial (412) 317-0088.  The replay pass code is 10074263.

A live audio webcast of the conference call will also be available in a listen only mode on HPT’s website, which is located at www.hptreit.com. Participants wanting to access the webcast should visit HPT’s website about five minutes before the call. The archived webcast will be available for replay on HPT’s website for about one week after the call. The transcription, recording and retransmission in any way of HPT’s third quarter conference call is strictly prohibited without the prior written consent of HPT.

Supplemental Data:

A copy of HPT’s Third Quarter 2015 Supplemental Operating and Financial Data is available for download at HPT’s website, www.hptreit.com.  HPT’s website is not incorporated as part of this press release.

Hospitality Properties Trust is a real estate investment trust, or REIT, which owns a diverse portfolio of hotels and travel centers located in 45 states, Puerto Rico and Canada. HPT’s properties are operated under long term management or lease agreements. HPT is headquartered in Newton, Massachusetts.

Please see the following pages for a more detailed statement of HPT’s operating results and financial condition and for an explanation of HPT’s calculation of FFO available for common shareholders and Normalized FFO available for common shareholders, EBITDA and Adjusted EBITDA.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS. ALSO, WHENEVER HPT USES WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE” OR SIMILAR EXPRESSIONS, HPT IS MAKING FORWARD LOOKING STATEMENTS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON HPT’S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR.  ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY THESE FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. FOR EXAMPLE:

•                 HPT EXPECTS THAT MARRIOTT WILL PAY HPT UP TO 90% OF ITS MINIMUM RETURNS INCLUDED IN HPT’S MARRIOTT NO. 234 AGREEMENT UNDER A LIMITED GUARANTY AFTER HPT DEPLETES THE SECURITY DEPOSIT IT HOLDS FOR ANY PAYMENT SHORTFALLS. THIS STATEMENT IMPLIES THAT MARRIOTT WILL FULFILL ITS OBLIGATION UNDER THIS GUARANTY OR THAT ANY FUTURE SHORTFALLS IN THE MINIMUM RETURNS DUE TO HPT FROM ITS HOTELS MANAGED BY MARRIOTT WILL NOT EXHAUST THE GUARANTY AND SECURITY DEPOSIT HPT HOLDS. HOWEVER, THIS GUARANTY IS LIMITED IN AMOUNT AND EXPIRES ON DECEMBER 31, 2019, AND HPT CAN PROVIDE NO ASSURANCE WITH REGARD TO MARRIOTT’S FUTURE ACTIONS OR THE FUTURE PERFORMANCE OF HPT’S HOTELS TO WHICH THE MARRIOTT LIMITED GUARANTY APPLIES OR AFTER MARRIOTT’S GUARANTY EXPIRES,

•                 HPT EXPECTS THAT INTERCONTINENTAL WILL CONTINUE TO PAY THE MINIMUM RETURNS INCLUDED IN HPT’S MANAGEMENT AGREEMENT WITH INTERCONTINENTAL AND THAT HPT WILL UTILIZE THE SECURITY DEPOSIT IT HOLDS FOR ANY PAYMENT SHORTFALLS. HOWEVER, THE SECURITY DEPOSIT HPT HOLDS FOR INTERCONTINENTAL’S OBLIGATIONS IS FOR A LIMITED AMOUNT AND HPT CAN PROVIDE NO ASSURANCE THAT THE SECURITY DEPOSIT WILL BE ADEQUATE TO COVER FUTURE SHORTFALLS IN THE MINIMUM RETURNS DUE TO HPT FROM ITS HOTELS MANAGED BY INTERCONTINENTAL. MOREOVER, THIS SECURITY DEPOSIT IS NOT ESCROWED OR OTHERWISE SEGREGATED FROM HPT’S OTHER ASSETS AND LIABILITIES; ACCORDINGLY, IF HPT APPLIES THIS SECURITY DEPOSIT TO COVER MINIMUM PAYMENTS DUE, HPT WILL RECORD INCOME BUT IT WILL NOT RECEIVE ANY ADDITIONAL CASH,

•                 AS OF SEPTEMBER 30, 2015, APPROXIMATELY 68% OF HPT’S AGGREGATE ANNUAL MINIMUM RETURNS AND RENTS FOR ITS HOTELS WERE SECURED BY GUARANTEES AND SECURITY DEPOSITS FROM HPT’S MANAGERS AND TENANTS. THIS MAY IMPLY THAT THESE MINIMUM RETURNS AND RENTS WILL BE PAID. IN FACT, THESE GUARANTEES AND SECURITY DEPOSITS ARE LIMITED IN AMOUNT AND DURATION AND THE GUARANTEES ARE SUBJECT TO THE GUARANTORS’ ABILITY AND WILLINGNESS TO PAY. FURTHER, THE SECURITY DEPOSITS ARE NOT SEGREGATED FROM HPT’S OTHER ASSETS AND THE APPLICATION OF SECURITY DEPOSITS TO COVER SHORTFALLS WILL RESULT IN HPT RECORDING INCOME, BUT WILL NOT RESULT IN HPT RECEIVING ADDITIONAL CASH,

•                 THIS PRESS RELEASE STATES THAT HPT BELIEVES THAT ITS RECENT ACQUISITIONS ARE AT ATTRACTIVE PRICES. THE HOTELS HPT HAS RECENTLY ACQUIRED REQUIRE EXTENSIVE RENOVATIONS. WHEN THESE RENOVATIONS ARE COMPLETED THE FULL PRICE OF THE HOTEL ACQUISITIONS AND RENOVATIONS MAY NOT BE ATTRACTIVE. ALSO, CHANGING MARKET CONDITIONS MAY MAKE THE ACQUISITION PRICES PAID BY HPT SEEM EXPENSIVE,

•                 HPT CURRENTLY EXPECTS TO SPEND APPROXIMATELY $45.0 MILLION TO UPGRADE NINE HOTELS IT HAS ACQUIRED TO SONESTA ES SUITES® BRAND STANDARDS. IT IS DIFFICULT TO ACCURATELY ESTIMATE THE COST OF HOTEL RENOVATIONS.  ONCE A RENOVATION PROJECT HAS BEGUN IT IS OFTEN COMMERCIALLY APPROPRIATE TO COMPLETE THE PROJECT EVEN IF COSTS INCREASE. THIS PLANNED RENOVATION PROJECT MAY COST MORE OR LESS THAN HPT CURRENTLY EXPECTS,

•                 HPT HAS ENTERED AN AGREEMENT TO ACQUIRE TWO HOTELS FOR AN AGGREGATE PURCHASE PRICE OF $12.0 MILLION, AND HPT EXPECTS THAT IT WILL ADD THESE HOTELS TO ITS EXISTING MANAGEMENT AGREEMENT WITH SONESTA.  THIS TRANSACTION IS SUBJECT TO VARIOUS TERMS AND CONDITIONS. THESE TERMS AND CONDITIONS MAY NOT BE MET. AS A RESULT, THIS ACQUISITION AND THE EXPECTED MANAGEMENT ARRANGEMENT MAY BE DELAYED OR MAY NOT OCCUR OR THE TERMS MAY CHANGE, AND

•                 HPT’S REVPAR GROWTH HAS EXCEEDED THE HOTEL INDUSTRY’S PERFORMANCE FOR ELEVEN CONSECUTIVE QUARTERS.  THIS STATEMENT MAY IMPLY THAT HPT’S REVPAR WILL CONTINUE TO GROW AND EXCEED THE INDUSTRY’S PERFORMANCE.  HPT’S HOTEL BUSINESS IS SUBJECT TO VARIOUS RISKS AND FACTORS, SOME OF WHICH ARE BEYOND HPT’S CONTROL.  THERE CAN BE NO ASSURANCE THAT HPT’S REVPAR WILL CONTINUE TO GROW, OR THAT HPT’S REVPAR RESULTS WILL CONTINUE TO EXCEED THE INDUSTRY’S PERFORMANCE. THE REVPAR AT HPT’S HOTELS IN THE FUTURE MAY NOT EXCEED HOTEL INDUSTRY PERFORMANCE MEASURES AND IT MAY DECLINE.

THE INFORMATION CONTAINED IN HPT’S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, OR SEC, INCLUDING UNDER THE CAPTION “RISK FACTORS” IN HPT’S PERIODIC REPORTS, OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE DIFFERENCES FROM HPT’S FORWARD LOOKING STATEMENTS. HPT’S FILINGS WITH THE SEC ARE AVAILABLE ON THE SEC’S WEBSITE AT WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, HPT DOES NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

(end)

HOSPITALITY PROPERTIES TRUST

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(amounts in thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Revenues:
Hotel operating revenues (1)	$437,171	$394,973	$1,243,744	$1,112,157
Rental income (2) (3)	73,747	63,837	207,561	190,959
FF&E reserve income (4)	968	829	3,159	2,673
Total revenues	511,886	459,639	1,454,464	1,305,789

Expenses:
Hotel operating expenses (1)	308,603	279,560	870,689	780,955
Depreciation and amortization	84,261	79,649	243,812	236,699
General and administrative (5)	19,831	16,798	53,820	41,429
Acquisition related costs (6)	851	14	1,986	237
Total expenses	413,546	376,021	1,170,307	1,059,320

Operating income	98,340	83,618	284,157	246,469

Interest income	11	13	32	63
Interest expense (including amortization of deferred financing costs and debt discounts of $1,458 and $1,316, and $4,374 and $4,034, respectively)	(36,628)	(34,304)	(107,918)	(104,101)
Loss on early extinguishment of debt (7)	-	(129)	-	(855)
Income before income taxes, equity in earnings (losses) of an investee and gain on sale of real estate	61,723	49,198	176,271	141,576
Income tax expense	(514)	(39)	(1,445)	(1,110)
Equity in earnings (losses) of an investee	(24)	38	71	66
Income before gain on sale of real estate	61,185	49,197	174,897	140,532
Gain on sale of real estate (8)	-	-	11,015	130
Net income	61,185	49,197	185,912	140,662
Preferred distributions	(5,166)	(5,166)	(15,498)	(15,498)
Net income available for common shareholders	$56,019	$44,031	$170,414	$125,164

Weighted average common shares outstanding (basic)	151,359	149,665	150,476	149,616
Weighted average common shares outstanding (diluted)	151,386	150,007	150,863	149,834

Net income available for common shareholders per common share:
Basic and diluted	$0.37	$0.29	$1.13	$0.84

See Notes on pages 10 and 11

HOSPITALITY PROPERTIES TRUST

RECONCILIATIONS OF FUNDS FROM OPERATIONS,

NORMALIZED FUNDS FROM OPERATIONS, EBITDA AND ADJUSTED EBITDA

(amounts in thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Calculation of Funds from Operations (FFO) and Normalized FFO available for common shareholders: (9)
Net income available for common shareholders	$56,019	$44,031	$170,414	$125,164
Add (Less): Depreciation and amortization	84,261	79,649	243,812	236,699
Gain on sale of real estate (8)	-	-	(11,015)	(130)
FFO available for common shareholders	140,280	123,680	403,211	361,733
Add (Less): Acquisition related costs (6)	851	14	1,986	237
Estimated business management incentive fees (5)	8,561	4,778	17,383	6,951
Loss on early extinguishment of debt (7)	-	129	-	855
Deferred percentage rent (3)	-	557	-	2,129
Normalized FFO available for common shareholders	$149,692	$129,158	$422,580	$371,905

Weighted average common shares outstanding (basic)	151,359	149,665	150,476	149,616
Weighted average common shares outstanding (diluted)	151,386	150,007	150,863	149,834

Basic and diluted per common share amounts:
FFO available for common shareholders (basic)	$0.93	$0.83	$2.68	$2.42
FFO available for common shareholders (diluted)	$0.93	$0.82	$2.67	$2.41
Normalized FFO available for common shareholders (basic)	$0.99	$0.86	$2.81	$2.49
Normalized FFO available for common shareholders (diluted)	$0.99	$0.86	$2.80	$2.48

		Three Months Ended September 30,		Nine Months Ended September 30,
		2015	2014	2015	2014
Calculation of EBITDA and Adjusted EBITDA: (10)
Net income		$61,185	$49,197	$185,912	$140,662
Add:	Interest expense	36,628	34,304	107,918	104,101
	Income tax expense	514	39	1,445	1,110
	Depreciation and amortization	84,261	79,649	243,812	236,699
EBITDA		182,588	163,189	539,087	482,572
Add (Less):	Acquisition related costs (6)	851	14	1,986	237
	General and administrative expense paid in common shares (11)	713	1,838	3,726	4,818
	Estimated business management incentive fees (5)	8,561	4,778	17,383	6,951
	Loss on early extinguishment of debt (7)	-	129	-	855
	Deferred percentage rent (3)	-	557	-	2,129
	Gain on sale of real estate (8)	-	-	(11,015)	(130)
Adjusted EBITDA		$192,713	$170,505	$551,167	$497,432

See Notes on pages 10 and 11

(1)         At September 30, 2015, HPT owned 302 hotels; 299 of these hotels are leased by HPT to its taxable REIT subsidiaries, or TRSs, and managed by hotel operating companies and three hotels are leased to hotel operating companies. At September 30, 2015, HPT also owned 193 travel centers; all 193 of these travel centers are leased to a travel center operating company under five lease agreements. HPT’s condensed consolidated statements of income include hotel operating revenues and expenses of managed hotels and rental income from its leased hotels and travel centers. Certain of HPT’s managed hotels had net operating results that were, in the aggregate, $6,560 and $8,782 less than the minimum returns due to HPT in the three months ended September 30, 2015 and 2014, respectively, and $17,395 and $30,963 less than the minimum returns due to HPT in the nine months ended September 30, 2015 and 2014, respectively.  When the managers of these hotels fund the shortfalls under the terms of HPT’s operating agreements or their guarantees, HPT reflects such fundings (including security deposit applications) in its condensed consolidated statements of income as a reduction of hotel operating expenses. There was no reduction to hotel operating expenses in the three months ended September 30, 2015.  Hotel operating expenses were reduced by $42 in the three months ended September 30, 2014 and by $1,295 and $5,052 in the nine months ended September 30, 2015 and 2014, respectively.  HPT had shortfalls at certain of its managed hotel portfolios not funded by the managers of these hotels under the terms of its operating agreements of $6,560 and $8,740 in the three months ended September 30, 2015 and 2014, respectively, and $16,100 and $25,911 in the nine months ended September 30, 2015 and 2014, respectively, which represent the unguaranteed portions of HPT’s minimum returns from Sonesta.  Certain of HPT’s guarantees and its security deposits may be replenished by future cash flows from the applicable hotel operations pursuant to the terms of the respective operating agreements.  When HPT’s guarantees and its security deposits are replenished by cash flows from hotel operations, HPT reflects such replenishments in its condensed consolidated financial statements as an increase to hotel operating expenses.  HPT had $11,970 and $4,150 of guarantee and security deposit replenishments in the three months ended September 30, 2015 and 2014, respectively, and $27,551 and $6,447 of guarantee and security deposit replenishments in the nine months ended September 30, 2015 and 2014, respectively.

(2)         Rental income includes $3,752 and $553 in the three months ended September 30, 2015 and 2014, respectively, and $5,807 and $1,659 in the nine months ended September 30, 2015 and 2014, respectively, of adjustments necessary to record scheduled rent increases under certain of HPT’s leases, the deferred rent obligations under HPT’s travel center leases and the estimated future payments to HPT under its travel center leases for the cost of removing underground storage tanks on a straight line basis.

(3)         In calculating net income in accordance with GAAP, HPT generally recognizes percentage rental income received for the first, second and third quarters in the fourth quarter, which is when all contingencies have been met and the income is earned. In calculating net income in accordance with GAAP for the second quarter of 2015, HPT recognized $2,048 of percentage rent as a result of the modification of its travel center leases.

(4)         Various percentages of total sales at certain of HPT’s hotels are escrowed as reserves for future renovations or refurbishment, or FF&E reserve escrows.  HPT owns all the FF&E reserve escrows for its hotels.  HPT reports deposits by its third party tenants into the escrow accounts as FF&E reserve income.  HPT does not report the amounts which are escrowed as FF&E reserves for its managed hotels as FF&E reserve income.

(5)         Estimated incentive fees under HPT’s business management agreement calculated based on common share total return, as defined, are included in general and administrative expense in HPT’s condensed consolidated financial statements. In calculating net income in accordance with GAAP, HPT recognizes estimated business management incentive fee expense, if any, each quarter.  Although HPT recognizes this expense, if any, each quarter for purposes of calculating net income, HPT does not include these amounts in the calculation of Normalized FFO available for common shareholders and Adjusted EBITDA until the fourth quarter, which is when the actual expense amount for the year is determined.  Incentive fees for 2015, if any, will be payable in cash in January 2016.

(6)         Represents costs associated with HPT’s acquisition activities.

(7)         HPT recorded a $726 loss on early extinguishment of debt in the first quarter of 2014 in connection with amending the terms of its unsecured revolving credit facility and unsecured term loan and the redemption of certain senior unsecured notes.  HPT recorded a $129 loss on early extinguishment of debt in the third quarter of 2014 in connection with the redemption of certain senior unsecured notes.

(8)         HPT recorded an $11,015 gain on sale of real estate in the second quarter of 2015 in connection with the sale of five travel centers.  HPT recorded a $130 gain on sale of real estate in the second quarter of 2014 in connection with the sale of one hotel.

(9)         HPT calculates FFO available for common shareholders and Normalized FFO available for common shareholders as shown above.  FFO available for common shareholders is calculated on the basis defined by The National Association of Real Estate Investment Trusts, or NAREIT, which is net income available for common shareholders, calculated in accordance with GAAP, excluding any gain or loss on sale of properties and loss on impairment of real estate assets, plus real estate depreciation and amortization, as well as certain other adjustments currently not applicable to HPT.  HPT’s calculation of Normalized FFO available for common shareholders differs from NAREIT’s definition of FFO available for common shareholders because HPT includes estimated percentage rent in the period to which HPT estimates that it relates rather than when it is recognized as income in accordance with GAAP, HPT includes estimated business management incentive fees, if any, only in the fourth quarter versus the quarter when they are recognized as expense in accordance with GAAP and HPT excludes acquisition related costs and losses on early extinguishment of debt.  HPT considers FFO available for common shareholders and Normalized FFO available for common shareholders to be appropriate measures of operating performance for a REIT, along with net income, net income available for common shareholders, operating income and cash flow from operating activities.  HPT believes that FFO available for common shareholders and Normalized FFO available for common shareholders provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation expense, FFO available for common shareholders and Normalized FFO available for common shareholders may facilitate a comparison of HPT’s operating performance between periods and with other REITs.  FFO available for common shareholders and Normalized FFO available for common shareholders are among the factors considered by HPT’s Board of Trustees when determining the amount of distributions to shareholders.  Other factors include, but are not limited to, requirements to maintain HPT’s status as a REIT, limitations in its revolving credit facility and term loan agreement and public debt covenants, the availability of debt and equity capital to HPT, HPT’s expectation of its future capital requirements and operating performance, and HPT’s expected needs for and availability of cash to pay its obligations. FFO available for common shareholders and Normalized FFO available for common shareholders do not represent cash generated by operating activities in accordance with GAAP and should not be considered as alternatives to net income, operating income, net income available for common shareholders or cash flow from operating activities determined in accordance with GAAP, or as indicators of HPT’s financial performance or liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of HPT’s needs.  These measures should be considered in conjunction with net income, operating income, net income available for common shareholders and cash flow from operating activities as presented in HPT’s condensed consolidated statements of income and comprehensive income and condensed consolidated statements of cash flows.  Other REITs and real estate companies may calculate FFO available for common shareholders and Normalized FFO available for common shareholders differently than HPT does.

(10)  HPT calculates EBITDA and Adjusted EBITDA as shown above.  HPT considers EBITDA and Adjusted EBITDA to be appropriate measures of its operating performance, along with net income, net income available for common shareholders, operating income and cash flow from operating activities. HPT believes that EBITDA and Adjusted EBITDA provide useful information to investors because by excluding the effects of certain historical amounts, such as interest, depreciation and amortization expense, EBITDA and Adjusted EBITDA may facilitate a comparison of current operating performance with past operating performance.  EBITDA and Adjusted EBITDA do not represent cash generated by operating activities in accordance with GAAP and should not be considered an alternative to net income, net income available for common shareholders, operating income or cash flow from operating activities, determined in accordance with GAAP, or as an indicator of financial performance or liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of HPT’s needs.  These measures should be considered in conjunction with net income, operating income, net income available for common shareholders and cash flow from operating activities as presented in HPT’s condensed consolidated statements of income and comprehensive income and condensed consolidated statements of cash flows.  Other REITs and real estate companies may calculate EBITDA and Adjusted EBITDA differently than HPT does.

(11)  Amounts represent the portion of business management fees that were payable in HPT’s common shares as well as equity based compensation for HPT’s trustees, its officers and certain other employees of HPT’s manager.  Beginning June 1, 2015, all business management fees are paid in cash.

HOSPITALITY PROPERTIES TRUST

CONDENSED CONSOLIDATED BALANCE SHEETS

(amounts in thousands, except share data)

(Unaudited)

	September 30,	December 31,
	2015	2014
ASSETS

Real estate properties, at cost:
Land	$1,527,504	$1,484,210
Buildings, improvements and equipment	6,671,318	6,171,983
Total real estate properties, gross	8,198,822	7,656,193
Accumulated depreciation	(2,153,666)	(1,982,033)
Total real estate properties, net	6,045,156	5,674,160
Cash and cash equivalents	7,375	11,834
Restricted cash (FF&E reserve escrow)	44,296	33,982
Due from related persons	46,862	40,253
Other assets, net	350,861	222,333
Total assets	$6,494,550	$5,982,562

LIABILITIES AND SHAREHOLDERS’ EQUITY

Unsecured revolving credit facility	$454,000	$18,000
Unsecured term loan	400,000	400,000
Senior unsecured notes, net of discounts	2,413,530	2,412,135
Convertible senior unsecured notes	8,478	8,478
Security deposits	53,175	33,069
Accounts payable and other liabilities	160,063	106,903
Due to related persons	24,306	8,658
Dividends payable	5,166	5,166
Total liabilities	3,518,718	2,992,409

Commitments and contingencies

Shareholders’ equity:
Preferred shares of beneficial interest, no par value; 100,000,000 shares authorized:
Series D preferred shares; 7 1/8% cumulative redeemable; 11,600,000 shares issued and outstanding, aggregate liquidation preference of $290,000	280,107	280,107
Common shares of beneficial interest, $.01 par value; 200,000,000 shares authorized; 151,547,288 and 149,920,449 shares issued and outstanding, respectively	1,515	1,499
Additional paid in capital	4,165,912	4,118,551
Cumulative net income	2,901,151	2,715,239
Cumulative other comprehensive income	17,881	25,804
Cumulative preferred distributions	(316,146)	(300,649)
Cumulative common distributions	(4,074,588)	(3,850,398)
Total shareholders’ equity	2,975,832	2,990,153
Total liabilities and shareholders’ equity	$6,494,550	$5,982,562